As filed with the Securities and Exchange Commission on December 8, 2006
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PIONEER COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1215192 (I.R.S. Employer Identification No.)

700 Louisiana Street Suite 4300 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

PIONEER COMPANIES, INC.
2006 STOCK INCENTIVE PLAN
(formerly known as the “2001 Employee Stock Option Plan”)
(Full title of the plan)

Michael Y. McGovern
Chairman of the Board, President and Chief Executive Officer
Pioneer Companies, Inc.
700 Louisiana Street
Suite 4300
Houston, Texas 77002
(Name and address of agent for service)
(713) 570-3200
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered (1)	share (2)	price (2)	registration fee
Common Stock, par value $.01 per share	1,000,000	$28.84	$28,840,000	$3,085.88

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional shares as may become issuable under the plan as a result of the antidilution provisions of the plan.
(2)	Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee and based on the average of the high and low sales prices reported on the Nasdaq Global-Market on December 6, 2006.

SIGNATURES
EXHIBIT INDEX
Opinion of Locke Liddell & Sapp LLP
Consent of Deloitte & Touche LLP

     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-106210) filed by Pioneer Companies, Inc., a Delaware corporation, with the Securities and Exchange Commission on June 18, 2003 are incorporated herein by reference.
     The following documents are filed as exhibits to this Registration Statement:

Exhibit
Number		Document Description

*4.1	—	Pioneer Companies, Inc. 2006 Stock Incentive Plan (incorporated by reference to Annex B of Pioneer’s Definitive Proxy Statement filed on April 6, 2006 (File No. 001-09859)).

5.1	—	Opinion of Locke Liddell & Sapp LLP.

23.1	—	Consent of Deloitte & Touche LLP.

23.2	—	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page of this Registration Statement).

*	Incorporated herein by reference as indicated.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 8, 2006.

PIONEER COMPANIES, INC.
By:	/s/ MICHAEL Y. MCGOVERN
Michael Y. McGovern
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below appoints Michael Y. McGovern, President and Chief Executive Officer of Pioneer, Gary L. Pittman, Senior Vice President and Chief Financial Officer of Pioneer, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his capacity as a director or officer or both, as the case may be, of Pioneer, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Pioneer to comply with the Securities Act, and to file the same with the Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on December 8, 2006.

SIGNATURE	TITLE

/s/ MICHAEL Y. MCGOVERN (Michael Y. McGovern)	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ GARY L. PITTMAN (Gary L. Pittman)	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

/s/ CARL MONTICONE (Carl Monticone)	Vice President and Controller (Principal Accounting Officer)

/s/ MARVIN E. LESSER (Marvin E. Lesser)	Director

/s/ ROBERT E. ALLEN (Robert E. Allen)	Director

/s/ CHARLES L. MEARS (Charles L. Mears)	Director

/s/ DAVID A. SCHOLES (David A. Scholes)	Vice President, Manufacturing and Director

/s/ RICHARD L. URBANOWSKI (Richard L. Urbanowski)	Director

EXHIBIT INDEX

Exhibit
Number		Document Description

*4.1	—	Pioneer Companies, Inc. 2006 Stock Incentive Plan (incorporated by reference to Annex B of Pioneer’s Definitive Proxy Statement filed on April 6, 2006 (File No. 001-09859)).

5.1	—	Opinion of Locke Liddell & Sapp LLP.

23.1	—	Consent of Deloitte & Touche LLP.

23.2	—	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page of this Registration Statement).

*	Incorporated herein by reference as indicated.